UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): May 7, 2010

IRS Employer
Commission	Registrant; State of Incorporation;	Identification
File Number	Address; and Telephone Number	Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona Corporation)
One South Church Avenue, Suite 100
Tucson, AZ 85701
(520) 571-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

UniSource Energy held its annual meeting of shareholders (“Annual Meeting”) on May 7, 2010 in Tucson, Arizona. At the Annual Meeting, shareholders approved two proposals.

Proposal 1

UniSource Energy’s shareholders elected 12 individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul J. Bonavia	27,548,255	1,051,034	28,545	2,703,748
Lawrence J. Aldrich	28,411,388	198,341	18,104	2,703,748
Barbara M. Baumann	28,399,997	208,112	19,725	2,703,748
Larry W. Bickle	25,223,618	3,387,854	16,362	2,703,748
Harold W. Burlingame	28,114,732	495,564	16,538	2,703,748
Robert A. Elliott	28,410,013	200,917	16,905	2,703,748
Daniel W.L. Fessler	28,404,564	206,339	16,931	2,703,748
Louise L. Francesconi	28,419,047	193,758	15,028	2,703,748
Warren Y. Jobe	28,401,851	207,148	18,834	2,703,748
Ramiro G. Peru	28,400,467	210,023	17,343	2,703,748
Gregory A. Pivirotto	28,401,326	208,734	17,773	2,703,748
Joaquin Ruiz	28,408,358	201,636	17,840	2,703,748

 Proposal 2

UniSource Energy’s shareholders approved the selection of independent auditor, PricewaterhouseCoopers, LLP, for the fiscal year 2010, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,292,931	1,007,917	30,733	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 10, 2010

UNISOURCE ENERGY CORPORATION
(Registrant)

Kevin P. Larson
Kevin P. Larson
Senior Vice President and Principal
Financial Officer